EXHIBIT 10.3

BLACKSTAR ENTERPRISE GROUP, INC.

January 15, 2021

EQ Shareowner Services

3200 Cherry Creek Drive South

Denver, CO 80209

Ladies and Gentlemen:

BLACKSTAR ENTERPRISE GROUP, INC., a Delaware corporation (the "Company") and POWER UP LENDING GROUP LTD., a Virginia corporation (the "Investor") have entered into a Securities Purchase Agreement dated as of January 15, 2021 (the "Agreement") providing for the issuance of a Convertible Promissory Note in the principal amount of $43,500.00 (the "Note").

A copy of the Note is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve 20,871,651 shares of common stock ("Common Stock") of the Company for issuance upon full conversion of the Note. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company or the Investor so long as there are sufficient authorized and unissued shares of the Company not otherwise reserved available to do so.

So long as you have previously received confirmation from the Company (or Investor’s counsel) that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction, and the Company or its counsel or Investor's counsel provides an opinion of counsel to that effect in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), together with other documentation that may reasonably be requested, and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company, such shares should be issued either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit/Withdrawal Agent Commission system, provided that the Company has been made FAST/DRS eligible by DTCC (DWAC), or (ii) in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares (such shares shall be issued from the reserve, but in the event there are insufficient reserve shares of Common Stock to

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accommodate a Conversion Notice, your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury that are not otherwise reserved). CST is not responsible for the accuracy set forth in the Notice of Conversion. Until such time as you are advised by Investor or Company counsel as above that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction, you are hereby instructed to place the following legend on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The Company hereby requests that your firm act promptly, without unreasonable delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, including claims that may be asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

All processing fees will be expected and payable upon receipt of the request from the presenter of such request. The Company and Investor understand and agree that Corporate Stock Transfer's fee schedule is subject to change and the Investor and the Company agree to pay the full amount of any such conversion according to the Corporate Stock Transfer fee schedule then in force. Corporate Stock Transfer shall not be obligated to process any request until and unless its fees are paid. Further, the Company and Investor understand and acknowledge that in the event that the Company is delinquent in payment of fees due Corporate Stock Transfer in an amount less than $1,500, Corporate Stock Transfer will honor conversion requests with the additional payment of $200.00 per request. In the event that the Company is suspended with Corporate

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Stock Transfer due to non-payment with an account balance owing in excess of $2,500, Investor or Company will be required to bring the account balance current before any transactions will be processed.

The Company agrees that the Transfer Agent may resign as the Company's transfer agent. In that event, or in the event that the company terminates the Transfer Agent, the Transfer Agent reserves the right to and may complete any issuance or transfer requests then pending. The Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. In the event that the Company decides to terminate Corporate Stock Transfer, 30 days’ notice of termination must be given and a fee of $350/irrevocable instruction letter must be paid prior to termination.

The Company hereby authorizes the issuance of such number of shares as will be necessary to fully convert the Note under its terms and any such shares shall be considered fully paid and non-assessable at the time of their issuance. The Company and the Investor agree that the Transfer Agent will be notified in writing by the Company and the Investor when the Note has been fully converted and if there are any remaining shares in the reservation that are to be released and returned to the Company’s Authorized shares.

The Investor and Company expressly understand and agree that nothing in this Irrevocable Transfer Instruction Agreement shall require or be construed in any way to require Corporate Stock Transfer, in its sole discretion, to do, take or not do or take any action that would be contrary to any court order, any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended, the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the transfer agent agreement with the Company.

The Transfer Agent is not responsible for determining the accuracy of any conversion notice and may rely on any instructions presented to it consistent with this letter.

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The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

BLACKSTAR ENTERPRISE GROUP, INC.

/s/ Joseph E. Kurczodyna

__________________________________

Joseph E. Kurczodyna

Chief Financial Officer

Acknowledged and Agreed:

EQ Shareowner Services

By: /s/ Michaelie Wingo

_________________________________

Name: Michaelie Wingo

Title: Account Manager

Power Up Lending Group Ltd.

By: /s/ Curt Kramer

_________________________________

Name: Curt Kramer

Title: Chief Executive Officer

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